UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 1, 2013

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01            Entry into a Material Definitive Agreement.

On August 1, 2013, Crimson Wine Group, Ltd., a Delaware corporation (the “Company”) and Leucadia National Corporation, a New York corporation (“Leucadia”), entered into a First Amendment (the “First Amendment”) to that certain Administrative Services Agreement, dated effective as of February 25, 2013 (the “Original Agreement” and, together with the First Amendment, the “Administrative Services Agreement”), by and between Crimson and Leucadia.  The First Amendment amends the Original Agreement to reduce the administrative services provided to the Company by Leucadia and correspondingly to reduce the monthly fee paid by the Company to Leucadia from $15,000 to $4,500.  The administrative services that will no longer be provided to the Company by Leucadia will be performed by the Company.  The First Amendment also provides that the Administrative Services Agreement will terminate in February 2014.  The foregoing description is not complete and is qualified in its entirety by the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

ITEM 9.01            Financial Statements and Exhibits.

(d)      Exhibits

10.1	First Amendment to Administrative Services Agreement, dated August 1, 2013, by and between Crimson Wine Group, Ltd. and Leucadia National Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2013

CRIMSON WINE GROUP, LTD.

By:	/s/ Patrick M. DeLong
Name:	Patrick M. DeLong
Title:	Chief Financial & Operating Officer

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